SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934


POWER REIT
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)



        000-54560                         45-3116572
(Commission File Number)       (I.R.S. Employer Identification No.)

301 Winding Road, Old Bethpage, New York  11804
(Address of Principal Executive Offices) (Zip Code)

                             (212) 750-0373
(Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





SECTION 8: OTHER EVENTS

Item 8.01

On July 12, 2013, Power REIT ("Trust")'s newly formed and wholly-owned subsidiary, PW Tulare Solar, LLC ("PWTS") acquired approximately 100 acres of land located near
Fresno, California for approximately $1.6 million, including transaction costs. The land is leased to over 20MW of utility scale solar projects with long-term power purchase agreements with either Southern California Edison or Pacific Gas & Electric. These projects are currently in construction and are expected to commence operation in early 2014.

The acquired land is leased pursuant to twenty-five (25) year lease agreements with lease payments of $157,500 per annum commencing with the operations date of each project. The transaction with the developer of the projects was structured to provide for monthly interim lease payments commencing October 1, 2013 until the projects commence operation. Although Power REIT will be responsible for the existing assessed property taxes, any increases in property taxes are the responsibility of the tenant. The current taxes are approximately $26,500 per annum. The leases provide two extension options to the lessee at fair market rental rates that, if exercised, would take the leases through 2048.

In connection with the acquisition, PWTS secured
acquisition bridge financing of $1,650,000 in the form
of an A note and B note with a combined blended yield of
6.35% from Hudson Bay Partners, LP ("HBP"). HBP is a
wholly-owned affiliate of David H. Lesser ("DHL"), our
CEO and Chairman.   Both the A and B note have eighteen
month terms. The A note has a principal amount of $1,115,000 and carries a 5.0% interest rate during the first six (6) months and an 8.5% interest rate during the remaining 12 months. The B note carries a 9.5% interest rate during the first six (6) months and a 13.5% interest rate during the remaining 12 months.
The loan is interest-only during the term, with interest to be paid semi-annually. The notes are pre-payable at any time, without penalty. It is the company's intention to refinance the A Note with permanent debt prior to the rate step-up and to refinance the B Note with debt and or equity as soon as practical and based on the company's alternative cost of capital. The bridge loan is secured in favor of HBP by a first-lien mortgage on the property in the form of a deed of trust and a parent guarantee from Power
REIT.

The independent trustees of Power REIT met without DHL present to approve the bridge loan, deeming the loan to be in the interest of the company, on economic terms that are consistent with third party financing and demonstrative of DHL's commitment to the company and its business plan.

In addition, Power REIT has posted an updated investor presentation on its website located at www.pwreit.com under Investor Relations > Shareholder Presentations.


A copy of a press release is attached as Exhibit 99.1.




SECTION 9	FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d) Exhibits


Exhibit
No.	Description

10.1	Form of PWTS A Note
10.2	Form of PWTS B Note
10.3	Form of Deed of Trust
10.4	Form of Power REIT Guarantee
99.1 	Press Release issued by Power REIT on July 15, 2013



SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:	July 15, 2013

POWER REIT

By:	/s/ David H. Lesser
Name:	David H. Lesser
Title:	CEO and Chairman